                                                                     EXHIBIT 2.2

                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                                OF KID ROM, INC.

It is hereby certified that:

1. The name of the corporation (the "Corporation") is Kid Rom, Inc.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Articles First and Fourth thereof and by substituting in lieu of said Articles the following new Articles:

              ARTICLE FIRST: " The name of the corporation is Millennium Direct, Inc. (the "Corporation")."

              ARTICLE FOURTH: " The total number of shares of Common Stock which the corporation shall have authority to issue is twenty five million (25,000,000) at a par value of $.0001 per share.

              The total number of shares of Preferred Stock which the corporation shall have authority to issue is ten million (10,000,000), par value $.0001 per share and having the rights, preferences and privileges as the Board of Directors shall determine from time to time.

3. The amendments of the certificate of incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 18th day of November 1999.

                         By: /s/ George Balis
                             ------------------
                         Name: George S. Balis
                         Title: Chief Executive Officer

                                   CERTIFICATE
                       FOR RENEWAL AND REVIVAL OF CHARTER
                                       OF
                                  KID ROM, INC.

         KID ROM, INC., a corporation organized under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the thirteenth day of September A.D. 1994, the charter of which was voided for nonpayment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1. The name of this corporation is:

                                  KID ROM, INC.

         2. Its registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, THE PRENTICE-HALL CORPORATION SYSTEMS, INC.

         3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the twenty-eighth day of February, A.D., 1998, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         4. This corporation was duly organized and carried on the business authorized by its charter until the first day of March, A.D., 1998, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, KID ROM, INC. has caused this certificate to be signed by Chairman, this 18th day of November A.D. 1999.

                        /s/ George S. Balis
                        Authorized Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  KID ROM, INC.

         Kid Rom, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                ARTICLE FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 10,000,000, all of which shall have a $.0001 par value per share. All such shares are of one class and are shares of Common Stock at the effective time of this amendment to the Certificate of Incorporation, each 1,000 shares of outstanding Common Stock shall be automatically combined into one (1) share of Common Stock. No fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the average trading price of a share of common stock for the thirty (30) days preceding the effective date of this amendment.

         SECOND: That said amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, Kid Rom, Inc. has caused this Certificate of Amendment to be signed by George S. Balis, its President, this 25th day of November 1996.

                              By:      /s/ George Balis
                              Name:    George S. Balis
                              Title:   President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  KID ROM, INC.

         Kid Rom, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                ARTICLE FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 10,000,000, all of which shall have a $.0001 par value per share. All such shares are of one class and are shares of Common Stock. At the effective time of this amendment to the Certificate of Incorporation, each 20 shares of outstanding Common Stock shall be automatically combined into one (1) share of Common Stock. No fractional shares of Common Stock shall be issued upon such combination effected by this amendment, but in lieu thereof, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the average trading price of a share of common stock for the thirty (30) days preceding the effective date of this amendment.

         SECOND: That said amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law.




         IN WITNESS WHEREOF, Kid Rom, Inc. has caused this Certificate of Amendment to be signed by George S. Balis, its President, this 20th day of November 1998.

                              By: /s/ George Balis
                              Name: George S. Balis
                              Title: President

                    CERTIFICATE FOR RESTORATION, RENEWAL AND
                     REVIVAL OF CERTIFICATE OF INCORPORATION
                                OF KID ROM, INC.

                             Pursuant to Section 312
                         of the General Corporation Law
                            of the State of Delaware

         Kid Rom, Inc., a Delaware corporation (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State on the 13th day of September, 1994, recorded in the office of the Recorder of Deeds for New Castle County, and thereafter voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its certificate of incorporation, and hereby certifies as follows:

     1.   The name of the Corporation is Kid Rom, Inc.

     2. The registered office of the Corporation in the State of Delaware is located in New Castle County at 1013 Centre Road, Wilmington, Delaware 19805. The name and address of the registered agent of the Corporation is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805.

     3. The Renewal and revival of the certificate of incorporation of the Corporation is to be perpetual.

     4. The Corporation was duly organized and carried on the business authorized by its certificate of incorporation until the 1st day of March A. D. 1996, at which time its certificate of incorporation became inoperative and void for non-payment of taxes. This certificate for renewal and revival is filed by authority of the duly elected directors of the Corporation in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, Kid Rom, Inc., has caused this Certificate for Restoration, Renewal and Revival of the Certificate of Incorporation to be executed by George Balis, its authorized officer, this 24th day of October, 1996.

                        Kid Rom, Inc.
                       /s/ George Balis
                       -----------------
                        Title: President
                        Name: George S. Balis